Exhibit 10(b)-11

TCF FINANCIAL INCENTIVE STOCK PROGRAM

NONQUALIFIED STOCK OPTION AGREEMENT

NQO No. 33

                This option is granted on July 31, 2008 by TCF Financial Corporation (“TCF Financial” or “Company”) to William A. Cooper (the “Optionee”) in accordance with the terms and conditions set forth in this Nonqualified Stock Option Agreement (the “Agreement”):

                                                1.             Option Grant, Vesting and Exercise Period.

                                a.             TCF Financial hereby grants to the Optionee an Option (the “Option”) to purchase, pursuant to the TCF Financial Stock Incentive Program (the “Plan”), and upon the terms and conditions therein and hereinafter set forth, up to but not exceeding in the aggregate 800,000 shares (the “Option Shares”) of common stock of TCF Financial at an exercise price of $12.85 per share.  A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto.

                                b.             This Option shall be exercisable only during the period (“Exercise Period”) commencing on the date of grant of this Option and ending at 5:00 p.m., Minneapolis, Minnesota time, on the date ten years and one day after the date of grant of this Option, such time and date being hereinafter referred to as the “Expiration Date.”  This Option shall become exercisable (“vest”) with respect to fifty percent (50%) of the Option Shares on January 1, 2011 and with respect to the remaining fifty percent (50%) of the Option Shares on January 1, 2012, except as may be otherwise provided under paragraphs 5 and 9 of this Agreement.  Once the Option has vested, it may be exercised, in whole or in part, at any time and from time to time during the remainder of the Exercise Period, provided that the total percentage vesting under this Agreement shall never in any event exceed 100% of the Option Shares.

                2.             Method of Exercise of this Option.  To the extent it is exercisable under subparagraph 1.b of this Agreement, this Option may be exercised during the Exercise Period by giving written notice to TCF Financial specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in section 2 of the Plan or its successor (the “Committee”) and directed to the address set forth in paragraph 12 below.  The date of exercise is the date on which such notice is received by TCF Financial.  Such notice must be accompanied by payment in full for the Option Shares to be purchased upon such exercise.  Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to TCF Financial, or (ii) if the Committee shall have previously approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a “Fair Market Value” (as defined in the Plan as in effect on the date of the grant of this Option) on the date of exercise equal to the applicable exercise price, or (iii) if the Committee shall have previously approved such form of payment, a combination of cash and such already-owned shares or (iv) if the Committee shall have previously approved a cashless exercise program, the Optionee may also exercise the Option in accordance with a cashless exercise program by electing to have withheld from shares of Common Stock otherwise issuable to Optionee upon exercise of the Option a number of shares of Common Stock whose “Fair Market Value” (as defined in the Plan) on the date of exercise is equal to the applicable exercise price.  Promptly after such payment, subject to paragraph 3 below, TCF Financial shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or other person) and in the name of another jointly with right of survivorship.

                3.             Delivery and Registration of Shares of Common Stock.  TCF Financial’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state, or local securities law or regulation.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation.  TCF Financial shall not be required to deliver any shares upon exercise of the Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule, or regulation, as the Committee shall determine to be necessary or advisable.

                4.             Non-transferability of this Option.  This Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in paragraph 5 below.  This Option is exercisable during the Optionee’s lifetime only by the Optionee.  The provisions of the Option shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto, the successors and assigns of TCF Financial, and any person to whom this Option is transferred by will or by the laws of descent and distribution.

                5.             Termination of Service or Death of the Optionee.

                                a.             Except as otherwise provided in subparagraphs b., c., or d. of this paragraph 5 or in paragraph 9, if prior to January 1, 2012, the Optionee shall cease to be employed as a result of retirement, voluntary resignation or termination by the Company for Cause, the Optionee may exercise this Option but only during the Exercise Period set forth in paragraph 1.b and only to the extent the Option was vested at the date of such termination.  Option Shares that have not vested as of the date of such termination shall thereupon expire.  For purposes of this Agreement, termination for Cause includes one or more of the following:  (1) engaging in willful and recurring misconduct in not following the legitimate directions of the Board of Directors of the Company after fair warning; (2) conviction of a felony and all appeals from such conviction have been exhausted; (3) habitual drunkenness; (4) excessive absence from work which absence is not related to disability, illness, sick leave or vacations; or (5) engaging in continuous conflicts of interest between his personal interests and the interests of the Company after fair warning.

                                b.             If prior to January 1, 2012, the Optionee shall cease to be employed due to termination for Good Reason by the Optionee or termination without Cause by the Company, this Option shall not expire with respect to either vested or unvested Option Shares, and shall continue to be subject to the vesting and Exercise Period set forth in paragraph 1.b without the requirement that Optionee continue in the employ of the Company.  For purposes of this Agreement, Good Reason termination includes one or more of the following: (1) any material diminution in the scope of the Optionee’s authority and responsibility (provided, however, in the event of any illness or injury which disables the Optionee from performing the Optionee’s duties, the Company may reassign the Optionee’s duties to one or more other employees until the Optionee is able to perform such duties); (2) a material diminution in the Optionee’s base compensation (salary, bonus opportunity, benefits or perquisites); (3) a material diminution in the authority, duties, responsibilities of the supervisor to whom the Optionee is required to report; (4) a material diminution in the budget over which the Optionee  retains authority; (5) a material change in geographic location at which the Optionee must perform the services; (6) any other action or inaction that constitutes a material breach by the Company of the Optionee’s  employment agreement under which the Optionee provides services.

                                c.             In the event of termination of employment due to disability (as determined by the Committee) or death after the date of grant but prior to January 1, 2012, a prorated portion of this Option shall not expire and shall continue to be subject to the vesting and Exercise Period set forth in paragraph 1.b without the requirement that Optionee continue in the employ of the Company.  The prorated portion shall be equal to the sum of:

                                                (1)           the number of Option Shares (rounding up to the next highest whole share but not to exceed 50% of the Option Shares) obtained by multiplying (a) the number of Option Shares subject to this Option that would have vested on January 1, 2011 had such termination of employment not occurred by (b) a fraction, the numerator of which is the number of Optionee’s full calendar months of Continuous Service from August 1, 2008 through the date of such termination; and the denominator of which is 29, provided, however, this clause (1) shall apply only if the event of termination occurs on a date prior to January 1, 2011; and

                                                (2)           the number of Option Shares (rounding up to the next highest whole share but not to exceed 50% of the aggregate Option Shares) obtained by multiplying (a) the number of Option Shares subject to this Option that would have vested on January 1, 2012 had such termination of employment not occurred by (b) a fraction, the numerator of which is the number of Optionee’s full calendar months of Continuous Service from August 1, 2008 through the date of such termination; and the denominator of which is 41.

As to the remaining Option Shares that do not become exercisable based on the calculations in clauses (1) and (2) above, all rights under this Option shall expire immediately.

                                d.             In the event of termination of employment for any reason after January 1, 2012, and during the Exercise Period, the Optionee (or in the case of death, the person to whom the Option has been transferred by will or by the laws of descent and distribution, to the extent the Optionee was entitled to exercise this Option immediately prior to such death) may exercise this Option at any time during the Exercise Period set forth in paragraph 1.b.  Following the death of the

Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution the amount by which the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised.  Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan.

                6.             No Notice of Sale.  The Optionee or any person to whom the Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution shall not be required to give notice to TCF Financial in the event of the sale or other disposition of Option Shares subsequent to exercise of the Option, except to the extent the Optionee is required to report transactions in TCF Financial common stock in general.

                7.             Adjustments for Changes in Capitalization of TCF Financial.  In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of TCF Financial or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  Notwithstanding the foregoing, the Committee shall not make any modifications that would cause the Option to become subject to 409A of the Internal Revenue Code.

                8.             Effect of Merger.  In the case of any merger, consolidation, or combination of TCF Financial with or into another corporation or other business organization (other than a merger, consolidation, or combination in which TCF Financial is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may authorize the issuance or assumption of Benefits (as defined in the Plan) as it may deem appropriate.  Notwithstanding the foregoing, the Committee shall not make any modifications that would cause the Option to become subject to 409A of the Internal Revenue Code.

                9.             Effect of Change in Control.  Each of the events specified in the following clauses (a) through (c) of this paragraph 9 shall be deemed a “change in control” of TCF Financial:

                                                                                                (a)           any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

                                                                                                (b)           during any period of two (2) consecutive years (not including any period prior to the date on which the Plan was approved by the Company’s Board of Directors) there shall cease to be a majority of the Company’s Board of Directors (“Board”)

comprised as follows:  individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                                                                                                (c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

This Option shall (to the extent it is not then exercisable) become exercisable in full upon the happening of a change in control and shall remain so exercisable until the Expiration Date, provided that (a) the provisions of this paragraph 9 shall not be deemed to cause this Option to be exercisable to the extent it has previously been exercised or otherwise terminated; and (b) the provisions of this paragraph 9 shall not cause this Option to become exercisable within six months after the date of grant if the Optionee is then subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

                10.           Stockholder Rights not Granted by this Option.  The Optionee is not entitled by virtue hereof to any rights of a stockholder of TCF Financial or to notice of meetings of stockholders or to notice of any other proceedings of TCF Financial.

                11.           Withholding Tax.  Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Optionee may pay all or a portion of the federal, state and local taxes, including FICA withholding tax, or may direct TCF Financial or any of it affiliates to withhold the applicable taxes with respect to such Option Shares, or, in lieu thereof, to retain, or sell a sufficient number of such shares to cover the amount of withholding tax or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee’s compensation to satisfy such tax withholding requirements.  Notwithstanding the foregoing, TCF Financial’s method of satisfying its withholding obligations shall be solely in the discretion of TCF Financial, subject to applicable federal, state, and local law.

                12.           Notices.  All notices hereunder to TCF Financial shall be delivered or mailed to it addressed to TCF Financial Corporation, 200 East Lake Street, Wayzata, Minnesota 55391.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s address noted below.  Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to TCF Financial or to the Optionee, as the case may be.

                13.           Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

                14.           Optionee Service.  Nothing in this Option shall limit the right of TCF Financial or any of its affiliates to terminate the Optionee’s service as a director, officer, or employee, or otherwise impose upon TCF Financial or any of its affiliates any obligation to employ or accept the services of the Optionee.

15.           Optionee Acceptance.  The Optionee shall signify his or her acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to TCF Financial at the address set forth in paragraph 12 above.

16.           Non-Competition and Non-Solicitation Obligations.  The Optionee acknowledges that Optionee is subject to certain non-competition, non-solicitation and other obligations (the “Obligations”) under separate contractual agreement(s) with TCF Financial or TCF National Bank.  Optionee affirms that this Agreement and the Shares awarded hereunder constitute additional consideration for the Obligations, which Optionee hereby re-affirms as binding and enforceable obligations of the Optionee, and that the Options and other consideration awarded hereunder may be cancelled or forfeited in the event Optionee breaches the Obligations.

                IN WITNESS WHEREOF, the parties hereto have caused this Option to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By	/s/ Gregory J. Pulles
Gregory J. Pulles, Vice Chairman

ACCEPTED

/s/ William A. Cooper

(Street address)

(City, State and Zip Code)